 Exhibit 99.1
 INVESTOR NEWS

For Immediate Release

AZEK Building Products Joins
Forces with Leading Railing Manufacturer
Announces Date and Time for 2007 Earnings Call

Monday February 11, 2008

Scranton, PA – AZEK Building Products, Inc., a subsidiary of CPG International Inc., today announced the signing of a definitive agreement to acquire Composatron Manufacturing (“Composatron”) located outside Toronto, Canada.  Composatron is a privately held manufacturer of Premier and Trademark Railing Systems.

“As CPG continues in its mission to become the leading supplier of premium low maintenance building products, we are excited about this acquisition and the opportunity to build upon the AZEK Building Products foundation,” said Glenn Fischer, Interim Chief Executive Officer of CPG International Inc.

These railings are the finest and fastest growing in the industry,” said Ralph Bruno, President, AZEK Building Products.  “They are a perfect complement to AZEK Deck and reinforce our leadership in the premium, low-maintenance exterior category.”

The Premier and Trademark branded railing systems are manufactured using a polyvinyl chloride (“PVC”) and wood flour composite and co-extruded PVC capstock.  The products have the subtle texture of painted wood and are ICC code listed.  Upon completion of the transaction, the railings will continue to be manufactured in the Toronto area.

AZEK will pay CAD$30.0 million for 100% of the outstanding stock of Composatron with additional payments if certain financial targets are met in 2008.  The purchase price will be funded through the issuance of debt and is scheduled to close in the first half of 2008 subject to customary conditions.

“We expect this transaction to improve earnings and cash flow,” said Scott Harrison, Executive Vice President and Chief Financial Officer. “We believe this is an excellent opportunity to continue building a high growth platform in the building products industry on a secure financial foundation.”

2007 Earnings Call
CPG will hold an investor conference call to discuss the acquisition as well as fourth quarter 2007 financial results at 10 AM Eastern time, on Tuesday, February 19, 2008.  Glenn M. Fischer, Chief Executive Officer, Ralph Bruno, President AZEK Building Products and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, dial (866)315-3365 and enter Conference ID, 34788417. An encore presentation will be available for one week after the completion of the call.  In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 34788417.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition and the economy. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Mouldings, AZEK® Deck, Santana Products, Comtec Industries, Capitol, EverTuff™, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at WWW.CPGINT.COM.